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FOUNTAIN POWERBOATS REPORTS FISCAL 2007 SALES OF $68.8 MILLION

Company Reports Profitable Fourth Quarter

WASHINGTON, NC - September 27, 2007 - Fountain Powerboat Industries, Inc. (AMEX:FPB), a leading manufacturer of high performance fish boats, express cruisers and sport boats, today announced results for its fiscal year ended June 30, 2007.

Net Sales
Net sales for the fourth quarter of Fiscal 2007 were $19,907,661, a 14.7 percent decrease, when compared to net sales of $23,332,064 for the fourth quarter of Fiscal 2006.

Net sales for Fiscal 2007 were $68,829,987, a 13 percent decrease, when compared to net sales of $79,226,224 for Fiscal 2006.

“The decrease in sales for the year was due to an overall softening of the marine industry,” commented Fountain’s Chief Financial Officer, Irving L. Smith. “Boat purchasing decisions are influenced by interest rates, fuel prices, insurance rates, weather, as well as socioeconomic and environmental factors, all of which negatively affected consumer confidence and discretionary spending.”

“While dealer inventories of Fountain boats are at a four-year low, the results of the late summer boat shows have been encouraging,” said Fountain’s Chairman and CEO, Reginald M. Fountain, Jr. “We are maintaining market share in the sport boat segment and experienced improvement in the express cruiser segment in the latter half of fiscal 2007. We expect sales for fiscal 2008 to be at approximately the same level as 2007,” added Fountain.

Gross Profit
Gross profit for the fourth quarter of Fiscal 2007 was $3,749,583, with a gross profit margin of approximately 18.8 percent, versus a gross profit of $3,735,452, with a gross profit margin of approximately 16 percent, for the fourth quarter of Fiscal 2006.

Gross profit for Fiscal 2007 was $9,108,088, with a gross profit margin of approximately 13.2 percent, versus a gross profit of $13,073,800, with a gross profit margin of approximately 16.5 percent, for fiscal 2006.

“The decline in gross profit margins for fiscal 2007 is attributed to inefficiencies due to lower production volumes, reduced fixed-cost absorption from production cuts, and promotional program pricing in the first half of the year,” remarked Smith.

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FOUNTAIN POWERBOATS REPORTS FISCAL 2007 SALES OF $68.8 MILLION

Net Profit/(Loss)
Net profit for the fourth quarter of fiscal 2007 was $535,059, or a net earnings per share of $0.11 on a basic and diluted basis, versus net income of $1,366,148, or net earnings per share of $0.29 on a basic basis and $0.28 on a diluted basis, for the fourth quarter of fiscal 2006.

Net loss for fiscal 2007 was ($5,046,286), or a net loss per share of ($1.05) on a basic and diluted basis, versus net income of $2,404,912, or net earnings per share of $0.50 on a basic basis and $0.49 on a diluted basis, for fiscal 2006.

The net loss for fiscal 2007 was affected by the Deferred Tax Expense, which was approximately $1.3 million for the year. As a result of profits during fiscal 2005 and 2006, management decided that the Valuation Allowance was no longer appropriate and that a full realization of tax loss carryforwards was applicable. But the company’s losses during the second and third quarters have resulted in the Valuation Allowance being reestablished, which resulted in the above mentioned tax expenses. An in depth explanation of the expense is available in the company’s Form 10-K.

“Our revenue projections for 2008 are expected to be on the same level of those for fiscal 2007,” said Fountain’s President R. David Knight. “We have budgeted our operational costs and expenses to parallel our projected revenue.”

About Fountain Powerboat Industries
Fountain Powerboat Industries has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

For Additional Information:
Irving Smith
Fountain Powerboat Industries, Inc.
252.975.7004
ismith@fountainpowerboats.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the "Risk Factors" or "Factors Affecting Our Operating Results" sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

(Tables Follow)

FOUNTAIN POWERBOATS REPORTS FISCAL 2007 SALES OF $68.8 MILLION

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2007 AND 2006

ASSETS

	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,379,383	$4,474,552
Accounts receivable, net	3,688,986	3,405,868
Inventories	6,645,213	6,959,188
Prepaid expenses	668,237	849,160
Deferred tax assets	—	1,446,018

Total Current Assets	13,381,819	17,134,786

PROPERTY, PLANT AND EQUIPMENT	49,533,443	47,898,410
Less: Accumulated depreciation	(33,104,217)	(30,790,537)
	16,429,226	17,107,873

CASH SURRENDER VALUE LIFE INSURANCE, NET	2,951,010	2,552,682

OTHER ASSETS	654,890	1,065,019
TOTAL ASSETS	$33,416,945	$37,860,360

FOUNTAIN POWERBOATS REPORTS FISCAL 2007 SALES OF $68.8 MILLION

LIABILITIES AND STOCKHOLDERS’ EQUITY
	2007	2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$759,290	$711,984
Note payable	799,333	—
Accounts payable	2,846,303	3,861,061
Accrued expenses	1,092,908	1,253,714
Dealer incentives	6,342,467	6,367,229
Customer deposits	879,102	391,024
Allowance for boat repurchases	64,124	15,459
Warranty reserve	941,928	632,357
Total Current Liabilities	13,725,455	13,232,828

OTHER LONG TERM LIABILITIES	4,828	—
LONG-TERM DEBT, less current portion	15,969,407	15,228,700
DEFERRED TAX LIABILITY	80,896	305,133

Total Liabilities	29,780,586	28,766,661

COMMITMENTS AND CONTINGENCIES [NOTE 8]

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 200,000,000 shares authorized, 4,844,275 shares issued and outstanding as of June 30, 2007 and June 30, 2006	48,442	48,342
Additional paid-in capital	10,574,753	10,558,853
Accumulated deficit	(7,005,001)	(1,630,472)
Less: Treasury stock, at cost, 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive income from interest rate swap	128,913	227,724
Total Stockholders’ Equity	3,636,359	9,093,699
Total Liabilities and Stockholders’ Equity	$33,416,945	$37,860,360

FOUNTAIN POWERBOATS REPORTS FISCAL 2007 SALES OF $68.8 MILLION

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	2007	2006	2005
NET SALES	$68,829,987	$79,226,224	$71,182,069
COST OF SALES	59,721,899	66,152,424	60,271,506
Gross Profit	9,108,088	13,073,800	10,910,563
EXPENSES
Selling Expense	8,040,083	6,765,871	5,726,283
General and Administrative	3,813,883	4,032,574	3,417,933
Total Expense	11,853,966	10,798,445	9,144,216
OPERATING (LOSS) INCOME	(2,745,878)	2,275,355	1,766,347
Other Expense	49,855	9,944	23,507
Interest Expense	966,784	1,132,584	1,011,860
(Gain) loss on disposal of assets	41	11,661	(4,000)
TOTAL NON-OPERATING EXPENSE	1,016,680	1,154,189	1,031,367
(LOSS) INCOME BEFORE INCOME TAXES	(3,762,558)	1,121,166	734,980

TAX PROVISION (BENEFIT)	1,283,728	(1,283,746)	(21,232)
NET (LOSS) INCOME	$(5,046,286)	$2,404,912	$756,212
BASIC (LOSS) EARNINGS PER SHARE	$(1.05)	$.50	$.16
WEIGHTED AVERAGE SHARES OUTSTANDING	4,821,987	4,819,275	4,815,188
DILUTED (LOSS) EARNINGS PER SHARE	$(1.05)	$.49	$.15

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	4,821,987	4,903,949	4,890,124

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